Exhibit 99.1

NEWS RELEASE

Visteon Announces Second Quarter 2023 Results

VAN BUREN TOWNSHIP, Mich., August 3, 2023 — Visteon Corporation (NASDAQ: VC) today reported second quarter financial results. Highlights include:

•Sales of $983 million, up 18%1 from prior year
•17th consecutive quarter of growth-over-market 2
•Net income of $20 million, Adjusted net income of $34 million
•Adjusted EBITDA of $90 million, including $15 million exceptional recall charge
•Reiterating full year 2023 guidance
•$4 billion in new business wins in first half
•First new business win in power electronics for electric vehicles
•211,779 shares repurchased for a total of $30 million

Second Quarter Financial Results

Visteon reported net sales of $983 million representing a year-over-year increase of 18%, excluding the impact of currency. Sales growth compared to the prior year was driven by higher customer vehicle production and the ongoing ramp of our recent product launches, partially offset by lower semiconductor open market purchases and the associated recoveries as supply constraints continued to ease. Total industry production was up 16% from the prior year, while vehicle production at Visteon’s top customers increased 12% over the same period. The company's sales performance represents 15%2 growth-over-market, the 17th consecutive quarter of market out-performance.

Gross margin in the second quarter was $104 million, and net income attributable to Visteon was $20 million or $0.70 per diluted share. Adjusted net income, a non-GAAP measure defined below, was $34 million or $1.18 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was $90 million in the second quarter or 9.2% of sales. The increase of $11 million in Adjusted EBITDA compared to the prior year reflects the favorable impact of higher volumes partially offset by an exceptional charge of $15 million related to a product recall with one of our customers.

For the first six months, cash provided by operations was $42 million, capital expenditures were $51 million and adjusted free cash flow, a non-GAAP measure defined below, for the first six months of 2023 was a use of cash of $5 million. The company ended the second quarter with cash of $459 million and debt of $348 million.

Visteon's products launched on 35 vehicle models in the second quarter. Key second quarter launches included a new SmartCore™ cockpit domain controller program for Harley Davidson on their all-new Street Glide touring line, representing Visteon’s first SmartCore™ two-wheeler program. The company also launched a 12-inch center display in China on the electric version of JMC's flagship pick-up truck.

The company won a record $4 billion of new business in the first half of the year. Second quarter wins included our first EV power electronics win with a European OEM luxury brand, which integrated our recently developed smart battery junction box with our battery management system. We also won an 8-inch digital cluster win for a two-wheeler OEM in Europe, demonstrating our ongoing momentum in the
1 Excludes Y/Y impact of currency fluctuations
2 Visteon Y/Y sales growth (ex. FX and net pricing) compared to production for Visteon customers weighted on Visteon sales contribution two-wheeler market. Additional wins in the quarter include a 20-inch V-shaped multi-display module with a European OEM, a 12.3-inch digital cluster display for the luxury brand of a Japanese customer, and an extension of a high-volume 12.3-inch digital cluster program in North America.

“I am very pleased with Visteon’s performance in the quarter. The team delivered on a high number of product launches and maintained strong operational and commercial discipline," said President and CEO Sachin Lawande. “Our digital cockpit and electrification products remain in high demand, with over $4 billion of new business wins in the first half. These wins strengthen the foundation for our future growth. Lastly, we executed on our commitment to return capital to shareholders, while maintaining our strong balance sheet."

Visteon is maintaining its full-year 2023 guidance and anticipates sales in the range of $3.95 – $4.15 billion, Adjusted EBITDA in the range of $405 – $445 million, and Adjusted Free Cash Flow in the range of $115 – $165 million.

About Visteon

Visteon is advancing mobility through innovative technology solutions that enable a software-defined and electric future. With next-generation digital cockpit and electrification products, Visteon leverages the strength and agility of its global network with a local footprint to deliver a cleaner, safer and more connected vehicle experience. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries worldwide, recorded approximately $3.76 billion in annual sales and booked $6 billion of new business in 2022. Learn more at https://investors.visteon.com/.

Conference Call and Presentation
Today, Thursday, August 3, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

A replay of the conference call will be available through the company’s website or by dialing 1-800-770-2030 (toll-free from the U.S. and Canada) or 1-647-362-9199 (international). The conference ID for the phone replay is 8897485. The phone replay will be available for one week following the conference call.

__
Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2023, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•continued and future impacts related to the conflict between Russia and the Ukraine including supply chain disruptions, reduction in customer demand, and the imposition of sanctions on Russia;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$983	$848	$1,950	$1,666
Cost of sales	(879)	(774)	(1,736)	(1,516)
Gross margin	104	74	214	150
Selling, general and administrative expenses	(52)	(43)	(104)	(87)
Restructuring and impairment	(1)	(4)	(2)	(11)
Interest expense, net	(3)	(3)	(6)	(5)
Equity in net income of non-consolidated affiliates	(2)	1	(7)	4
Other income (expense), net	(10)	5	(7)	10
Income (loss) before income taxes	36	30	88	61
Provision for income taxes	(13)	(7)	(27)	(15)
Net income (loss)	23	23	61	46
Less: Net (income) loss attributable to non-controlling interests	(3)	1	(7)	—
Net income (loss) attributable to Visteon Corporation	$20	$24	$54	$46

Comprehensive income (loss)	$3	$(21)	$56	$6
Less: Comprehensive (income) loss attributable to non-controlling interests	1	5	(2)	4
Comprehensive income (loss) attributable to Visteon Corporation	$4	$(16)	$54	$10

Basic earnings (loss) per share attributable to Visteon Corporation	$0.71	$0.85	$1.91	$1.64

Diluted earnings (loss) per share attributable to Visteon Corporation	$0.70	$0.85	$1.88	$1.61

Average shares outstanding (in millions)
Basic	28.3	28.1	28.3	28.1
Diluted	28.7	28.4	28.7	28.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30,	December 31,
	2023	2022
ASSETS
Cash and equivalents	$455	$520
Restricted cash	4	3
Accounts receivable, net	678	672
Inventories, net	329	348
Other current assets	131	167
Total current assets	1,597	1,710

Property and equipment, net	367	364
Intangible assets, net	88	99
Right-of-use assets	122	124
Investments in non-consolidated affiliates	37	49
Other non-current assets	110	104
Total assets	$2,321	$2,450

LIABILITIES AND EQUITY
Short-term debt	$21	$13
Accounts payable	564	657
Accrued employee liabilities	74	90
Current lease liability	30	29
Other current liabilities	222	246
Total current liabilities	911	1,035

Long-term debt, net	327	336
Employee benefits	109	115
Non-current lease liability	93	99
Deferred tax liabilities	30	27
Other non-current liabilities	73	64

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,341	1,352
Retained earnings	1,842	1,788
Accumulated other comprehensive loss	(213)	(213)
Treasury stock	(2,266)	(2,253)
Total Visteon Corporation stockholders’ equity	705	675
Non-controlling interests	73	99
Total equity	778	774
Total liabilities and equity	$2,321	$2,450

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
OPERATING
Net income (loss)	$23	$23	$61	$46
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	26	25	55	52
Non-cash stock-based compensation	9	8	17	13
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	2	(1)	7	(4)
Impairments	—	—	—	4
Other non-cash items	(2)	(1)	(4)	—
Changes in assets and liabilities:
Accounts receivable	6	(80)	(7)	(74)
Inventories	22	9	17	(62)
Accounts payable	(30)	(27)	(89)	(2)
Other assets and other liabilities	5	(7)	(15)	(45)
Net cash (used by) provided from operating activities	61	(51)	42	(72)
INVESTING
Capital expenditures, including intangibles	(30)	(15)	(51)	(36)
Contributions to equity method investments	—	—	—	(1)
Settlement of derivatives contracts	—	5	—	5
Other	1	—	2	1
Net cash used by investing activities	(29)	(10)	(49)	(31)
FINANCING
Dividends to non-controlling interests	(7)	—	(15)	—
Short-term debt, net	—	—	3	(4)
Repurchase of common stock	(30)	—	(30)	—
Stock based compensation tax withholding payments	(15)	—	(15)	—
Proceeds from the exercise of stock options	4	—	4	—
Principal repayment of term debt facility	(4)	—	(4)	—
Net cash used by financing activities	(52)	—	(57)	(4)
Effect of exchange rate changes on cash	(8)	(19)	—	(23)
Net decrease in cash, equivalents, and restricted cash	(28)	(80)	(64)	(130)
Cash, equivalents, and restricted cash at beginning of the period	487	405	523	455
Cash, equivalents, and restricted cash at end of the period	$459	$325	$459	$325

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring and impairment expense, provision for income taxes, non-cash stock-based compensation expense, net income attributable to non-controlling interests, net interest expense, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2023	2022	2023	2022	2023
Net income attributable to Visteon Corporation	$20	$24	$54	$46	$171
Depreciation and amortization	26	25	55	52	110
Provision for income taxes	13	7	27	15	55
Non-cash, stock-based compensation expense	9	8	17	13	35
Restructuring and impairment	1	4	2	11	5
Interest expense, net	3	3	6	5	12
Net income attributable to non-controlling interests	3	(1)	7	—	15
Equity in net loss (income) of non-consolidated affiliates	2	(1)	7	(4)	7
Other	13	10	14	12	15
Adjusted EBITDA	$90	$79	$189	$150	$425 [3]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

3 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2023	2022	2023	2022	2023
Cash provided from (used by) operating activities	$61	$(51)	$42	$(72)	$260
Capital expenditures, including intangibles	(30)	(15)	(51)	(36)	(130)
Free cash flow	$31	$(66)	$(9)	$(108)	$130
Restructuring related payments	1	4	4	9	10
Adjusted free cash flow	$32	$(62)	$(5)	$(99)	$140 [4]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

4 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring and impairment expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income attributable to Visteon	$20	$24	$54	$46

Diluted earnings per share:
Net income attributable to Visteon	$20	$24	$54	$46
Average shares outstanding, diluted	28.7	28.4	28.7	28.5
Diluted earnings per share	$0.70	$0.85	$1.88	$1.61

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$20	$24	$54	$46
Restructuring and impairment	1	4	2	11
Other, including tax effects of adjustments	13	10	14	12
Adjusted net income	$34	$38	$70	$69
Average shares outstanding, diluted	28.7	28.4	28.7	28.5
Adjusted earnings per share	$1.18	$1.34	$2.44	$2.42

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.